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                                                        EXHIBIT B

                         CONTRACTS AND LEASES

1.    Muzak - 16 locations - August 24, 1994 - August 24, 1999.

2.    J.F. Partyka & Son, Inc. 645 Shawinigan Drive, Chicopee,
      Massachusetts for the following locations:

           Riverdale
           Chicopee
           Boston Road
           Westfield
           Northampton
           Greenfield
           Riverdale

3. Sanitary Waste Disposal, Box T South Windsor, Connecticut for the following locations:

           Hazard Avenue
           Enfield
           Wethersfield
           Vernon

4. Reliable Refuse, Box 769, South Windsor, Connecticut for the following location:

           Avon

5. BFI, Box 345, Auburn, Massachusetts for the following locations:

           Webster Square
           Lincoln Street
           Westboro
           Auburn

6.    Paragon Gas, 100 Louisiana, Suite 1100, Houston, Texas
      77002, Attention Jarod Hodson from March 31, 1995 to March
      31, 1996 - 60 day notice lead time.

7.    Credit Card Processor - Visa, etc. National Data Terminals
      70529 Main Street, Charlestown, Massachusetts, Attention:
      Rosemarie Bish.  15 Restaurants.

8.    Credit Card - Glastonbury & Trust, 2461 Main Street,
      Glastonbury, Connecticut, Attention: Stephen St. Clair for the following locations:

           Hazard Avenue

9.    Four telephone beepers.
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PREPAID CONTRACTS
a. AT&T Global NCR maintenance for cash registers for the following locations:

           Riverdale
           Enfield
           Westboro
           Hazard
           Auburn

b.    International Cash Register for the following locations:

           Boston Road